                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            FIRST MARINER BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD TUESDAY, MAY 12, 1998, AT 9:00 A.M.
                                       AT
                          SPARROWS POINT COUNTRY CLUB
                                919 WISE AVENUE
                           BALTIMORE, MARYLAND 21222

    The Annual Meeting of Stockholders of First Mariner Bancorp, a Maryland corporation, will be held on May 12, 1998, at 9:00 a.m., local time, at the Sparrows Point Country Club, 919 Wise Avenue, Baltimore, Maryland 21222 to consider and vote upon:

        1. The election of three directors to serve until the Annual Meeting of Stockholders to be held in 2001, and until their successors are duly elected and qualified.

        2. Ratification of the selection of KPMG Peat Marwick LLP, to serve as the Company's independent auditors for the 1998 fiscal year.

        3. Approval of the Company's 1998 Stock Option Plan.

        4. Approval of the Company's Employee Stock Purchase Plan.

        5. Any other matters that may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on April 6, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Accompanying this notice is a proxy statement and proxy card. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed postage-paid return envelope. You may revoke your Proxy at any time prior to or at the meeting by written notice to the Company, by executing a Proxy bearing a later date, or by attending the meeting and voting in person.

    You are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors,
                                          Eugene A. Friedman
                                          SECRETARY

April 10, 1998

                                     [LOGO]

                                PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                       TUESDAY, MAY 12, 1998 AT 9:00 A.M.

                     SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy is solicited by the Board of Directors of First Mariner Bancorp (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 12, 1998, at 9:00 a.m., local time. The Meeting will be held at Sparrows Point Country Club, 919 Wise Avenue, Baltimore, Maryland. The proxy is revocable at any time prior to or at the Meeting by written notice to the Company, by executing a proxy bearing a later date, or by attending the Meeting and voting in person. In addition to solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone. Such employees will not be specifically compensated for soliciting such proxies. In addition, the Company has retained MacKenzie Partners, Inc. as proxy solicitors to provide certain services in connection with the solicitation of proxies. The fee for these services is $4,000 plus expenses. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the Common Stock of the Company registered in names of nominees. This proxy material is being sent to the Company's stockholders on or about April 10, 1998.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    Stockholders of record at the close of business on April 6, 1998 (the "Record Date"), are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 2,869,063 shares of Common Stock, $.05 par value ("Common Stock"), each of which is entitled to one vote.

    The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of at least a majority of all shares voted at the Meeting is sufficient for the approval of Proposals One, Two, Three and Four described in this Proxy Statement. An abstention or broker non-vote is included for purposes of determining the presence or absence of a quorum for the transaction of business but is not included in calculating votes cast with respect to the Proposals. The Company designates an individual to serve as the Inspector of Elections for purposes of tallying shares voted. The Inspector of Elections will be present at the Meeting.

    All proxies will be voted as directed by the stockholder on the proxy card. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

    - FOR the nominees for directors named below.

    - FOR ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the 1998 fiscal year.

    - FOR the approval of the Company's 1998 Stock Option Plan.

    - FOR the approval of the Company's Employee Stock Purchase Plan.

    - Proxies will be voted in the discretion of the holder on such other business as may properly come before the Meeting or any adjournments thereof.

    IT IS ANTICIPATED THAT THE COMPANY'S DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN, FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS, FOR THE APPROVAL OF THE 1998 STOCK OPTION PLAN, AND FOR THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

    The By-Laws of the Company provide that the number of directors shall be five or such other number, but not more than 25, as may be designated from the time to time by resolution of the Board of Directors. The Board of Directors is divided into three classes, with the term of office of one class expiring each year. At the Meeting, directors of Class II shall be elected. Of the Class II directors, two have resigned during their term. Assuming the election of the three nominees proposed, as described below, the number of directors will be sixteen. The Board proposes the election of the three Class II directors named below, each director to hold office for a three year term until the Annual Meeting of Stockholders to be held in the year 2001 and until the election and qualification of their successors. All of the nominees are now directors of the Company. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms in accordance with the Company's Charter and By-Laws. The Board of Directors, in accordance with the By-Laws, has the power to appoint directors to fill vacancies on the Board. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR election of all nominees.

    The following table sets forth certain information concerning the nominees for election.

NOMINEES FOR ELECTION AS DIRECTORS

                                             DIRECTOR
NAME AND AGE                                   SINCE     OCCUPATION
------------------------------------------  -----------  ---------------------------------------

Rose M. Cernak, 67........................        1995   President, Olde Obrycki's Crab House,
                                                           Inc.

Christopher D'Anna, 33....................        1995   Executive Vice President, Mars Super
                                                           Markets, Inc.

George H. Mantakos, 55....................        1994   Executive Vice President of Company and
                                                           President, First Mariner Bank

    ROSE M. CERNAK has served as president of Olde Obrycki's Crab House, Inc., since 1995. Prior thereto, Ms. Cernak acted as a general manager and vice president of Obrycki's. She is a former member of the Board of Directors of Baltimore Bancorp.

    CHRISTOPHER P. D'ANNA is an executive vice president of Mars Super Markets, Inc., a regional supermarket chain, and has been employed with Mars in various capacities for more than five years.

    GEORGE H. MANTAKOS is Executive Vice President of the Company, and the President of the Bank. Mr. Mantakos previously served as President of the Company and Chief Executive Officer for the Bank. Mr. Mantakos began his banking career with Union Trust Company (now First Union Bank). In 1985, he resigned his position as senior vice president in charge of the Corporate and Commercial Banking Division of Union Trust to become president and chief executive officer of Fairview Federal. Fairview Federal was acquired by Columbia Bancorp in June 1992. Mr. Mantakos was appointed to the Board of Directors of Columbia Bancorp and to the Executive Committee/Board of Directors of the Columbia Bank. He resigned from these positions to become a founder and organizer of Marylands Bank, FSB, the predecessor of the Bank.

VOTE REQUIRED

    The affirmative vote of at least a majority of the shares represented at the meeting in person or by proxy is required for the election of the directors.

                              CONTINUING DIRECTORS

    The directors of the Company whose terms have not expired, their ages, positions with the Company, and the years in which their terms expire, are as follows:

                                                                                      TERM       DIRECTOR
NAME                                   AGE      POSITION                             EXPIRES       SINCE
---------------------------------      ---      ---------------------------------  -----------  -----------

Edwin F. Hale, Sr. ..............          51   Chairman of the Board and Chief          1999         1995
                                                Executive Officer of the Company
                                                and of the Bank

Joseph A. Cicero.................          53   President of the Company and             2000         1996
                                                Chief Operating Officer of the
                                                Bank

Barry B. Bondroff................          49   Director                                 1999         1995

Bruce H. Hoffman.................          50   Director                                 1999         1995

Melvin S. Kabik..................          73   Director                                 2000         1995

R. Andrew Larkin.................          45   Director                                 1999         1995

Jay J. J. Matricciani............          56   Director                                 2000         1995

Dennis C. McCoy..................          54   Director                                 1999         1995

Walter L. McManus, Jr. ..........          55   Director                                 1999         1995

James P. O'Conor.................          69   Director                                 1999         1995

John J. Oliver, Jr. .............          52   Director                                 2000         1997

Hanan Y. Sibel...................          66   Director                                 2000         1995

Leonard Stoler...................          67   Director                                 2000         1995

    EDWIN F. HALE, SR. is Chairman and Chief Executive Officer of the Company and of the Bank. He also is Chairman and Chief Executive Officer of Hale Trans, Inc. the parent company of Hale Intermodal Transport Co., and Hale Intermodal Marine Co., private Baltimore-based trucking and shipping companies which he founded in 1975 and 1984, respectively. He is Chairman and Chief Executive Officer of Peterbilt of Central Maryland, LLC, organized in 1997. Mr. Hale is the former Chairman of the Board and Chief Executive Officer of Baltimore Bancorp, which is now First Union Bancorp.

    BARRY B. BONDROFF has been the managing officer of Grabush, Newman & Co., P.A. a certified public accounting firm, since 1982. Mr. Bondroff is a member of the American Institute of Certified Public Accountants, and is a former member of the Board of Directors of Baltimore Bancorp.

    JOSEPH A. CICERO is the President of the Company and Chief Operating Officer of First Mariner Bank. Mr. Cicero was Maryland Area President of First Union Bank during 1996 and Maryland Area President for First Fidelity Bank from November, 1994 to December, 1995. Prior thereto, he was Executive Vice
President and Chief Financial Officer and Director of Baltimore Bancorp January, 1992 to November, 1994.

    BRUCE H. HOFFMAN has served as the executive director of the Maryland Stadium Authority since 1989. Mr. Hoffman is currently responsible for the operation and maintenance of Oriole Park at Camden Yards, the Baltimore Convention Center expansion, the Ocean City Convention Center expansion, and the financing, design, construction, and operation of the National Football League stadium for the Baltimore Ravens, Baltimore's NFL professional football team. He is a former member of the Board of Directors of Baltimore Bancorp.

    MELVIN S. KABIK operates his own commercial real estate company. He previously owned and operated Eddie's Supermarkets in Baltimore, Maryland. He is a former member of the Board of Directors of Baltimore Bancorp.

    R. ANDREW LARKIN has served as the president of the Maryland Realty Investment Corp., a real estate investment firm, since 1985. Mr. Larkin is a former member of the Board of Directors of Baltimore Bancorp.

    JAY J. J. MATRICCIANI has served as president of The Matricciani Company, a utility and paving contractor since 1992. He is also a partner of Matro Properties, a heavy equipment rental company.

    DENNIS C. MCCOY has provided representation in matters relating to state and local relations with various government bodies and agencies for Government Affairs-Maryland, Inc., since 1996. Mr. McCoy was the former chief executive officer and general counsel of Mars Super Markets, Inc., from January 1995 through November 1995. Prior thereto he was a partner at Polovoy & McCoy, a law firm.

    WALTER L. MCMANUS, JR. has served as president of Castlewood Realty Co. Inc., a commercial real estate company, since 1970.

    JAMES P. O'CONOR has served as chairman and chief executive officer of O'Conor, Piper & Flynn, a real estate brokerage company, since 1984. He is a former member of the Board of Directors of Baltimore Bancorp.

    JOHN J. OLIVER, JR. is the CEO and Publisher of the Afro-American
Newspapers.

    HANAN Y. SIBEL has served as chairman and chief executive officer of Chaimson Brokerage Co., Inc., a food brokerage company since 1970.

    LEONARD STOLER has been the owner and president of Len Stoler Inc., an automobile dealership since 1968.

                         BOARD MEETINGS AND COMMITTEES

    During 1997, the Board of Directors met twelve times, the Audit Committee met three times, and the Compensation Committee met three times.

    Each director attended seventy-five percent or more of all meetings of the Board of Directors and committees of the Board on which he or she served.

    The Executive Committee of the Board of Directors is authorized to take actions that the Board is authorized to take, except as limited by applicable law. The Executive Committee also serves as the Nominating Committee. The Executive Committee consists of Edwin F. Hale, Sr. (Chairman), Barry B. Bondroff, Joseph A. Cicero, Bruce H. Hoffman, Melvin S. Kabik, George H. Mantakos, and Walter L. McManus, Jr.. The Executive Committee selects persons as nominees for election by the stockholders to the Company's Board of Directors. The Company does not have a separate standing nominating committee. The Executive Committee met one time in 1997 and took action by unanimous written consent nine times in 1997.

    The Audit Committee of the Board of Directors consists of Walter L. McManus (Chairman), Jay Matricciani and R. Andrew Larkin, Jr. The Committee recommends to the Board the selection of the independent public accountants, reviews the financial statements with such accountants, discusses with the accountants and management other results of the audit, and oversees internal accounting procedures and controls. The Audit Committee also reviews, considers and makes recommendations regarding proposed related party transactions, if any.

    The Compensation Committee of the Board of Directors consists of Barry B. Bondroff (Chairman), James P. O'Conor, and Hanan Y. Sibel. Until January, 1998, Edwin F. Hale, Sr. was a member of this committee. The Committee reviews and determines salaries and other benefits for executive and senior management of the Company and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements.

                             DIRECTOR COMPENSATION

    Directors receive fees for their services, and are reimbursed for expenses incurred in connection with their service as directors. Directors receive $400 for each Board meeting attended. Directors receive no compensation for attending other committee meetings.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's directors, executive officers and beneficial owners of greater than 10% of the Company's Common Stock made all required filings during the fiscal year ended December 31,1997 except that one report on Form 4 of Edwin F. Hale, Sr. was filed late.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following individuals are the executive officers and key employees of the Company and the Bank:

                                                                                                               EXECUTIVE
NAME                                      AGE                             POSITION                           OFFICER SINCE
------------------------------------      ---      -------------------------------------------------------  ---------------

Edwin F. Hale, Sr. .................          51   Chairman of the Board and Chief Executive Officer of             1995
                                                   the Company and Chairman of the Board and Chief
                                                   Executive Officer of the Bank

Joseph A. Cicero....................          53   President of the Company and Chief Operating Officer of          1996
                                                   the Bank; Director of the Company and the Bank

George H. Mantakos..................          55   Executive Vice President of the Company and President            1994
                                                   of the Bank; Director of the Company and the Bank

Kevin M. Healey.....................          41   Controller of the Company and Controller and Senior              1996
                                                   Vice President of the Bank

    For information concerning Edwin F. Hale, Sr., see "Continuing Directors" in this Proxy Statement.

    For information concerning Joseph A. Cicero, see "Continuing Directors" in this Proxy Statement.

    For information concerning George H. Mantakos, see "Nominees for Election" in this Proxy Statement.

    Kevin M. Healey is the controller of the Company and controller and Senior Vice President of the Bank. From 1984 through 1996, he served as an assistant controller for Provident Bank of Maryland, a regional bank.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following sets forth information as of December 31, 1997, (except as noted in note 18 in the following table) relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company's directors; and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole investment powers with respect to each of the shares reported as beneficially owned by such person.

NAME AND ADDRESS                                          NUMBER OF SHARES    PERCENT OF CLASS(1)
--------------------------------------------------------  -----------------  ---------------------

Edwin F. Hale, Sr.(2)...................................         907,300                23.7%

Barry A. Bondroff(3)....................................          16,493                  .4%

Rose M. Cernak(4).......................................          18,483                  .5%

Joseph A. Cicero(5).....................................          17,000                  .4%

Christopher P. D'Anna(6)................................          14,983                  .4%

Bruce H. Hoffman(7).....................................          20,558                  .5%

Melvin S. Kabik(8)......................................          14,383                  .4%

R. Andrew Larkin, Jr.(9)................................          10,550                  .3%

George H. Mantakos(10)..................................          30,500                  .8%

Jay J.J. Matricciani(11)................................          21,583                  .6%

Dennis C. McCoy(12).....................................          14,333                  .6%

Walter L. McManus, Jr.(13)..............................          80,066                 2.1%

John J. Oliver, Jr. ....................................           1,000              --

James P. O'Conor(14)....................................          23,800                  .6%

Hanan Y. Sibel(15)......................................          14,433                  .4%

Leonard Stoler(16)......................................          20,900                  .5%

All directors and executive officers as a group                1,226,365                32.0%
  (17 persons)(17)......................................

T. Rowe Price Associates, Inc.(18)......................         182,300                 6.4%
T. Rowe Price Small Cap Stock Fund, Inc.(18)............         170,000                 5.9%
  100 E. Pratt Street
  Baltimore, MD 21202

------------------------

 (1) Includes shares of Common Stock subject to options or warrants held by the named individual which are exercisable as of, or within 60 days of December 31, 1997. The address of all individuals named in the table is 1801 South Clinton Street, Baltimore, Maryland 21224.

 (2) Includes warrants to purchase 371,672 shares and options to purchase 120,000 shares and 2,300 shares in his Individual Retirement Account.

 (3) Includes warrants to purchase 3,333 shares and options to purchase 1,200 shares.

 (4) Includes 10,000 shares held jointly with her husband; also includes warrants to purchase 3,333 shares and options to purchase 1,100 shares.

 (5) Includes options to purchase 15,000 shares.

 (6) Includes 10,000 shares held by D'Anna Family Enterprise, LLC, of which he is a member; also includes warrants to purchase 3,333 shares and options to purchase 1,100 shares

 (7) Includes 16,025 shares held jointly with his wife; also includes warrants to purchase 3,333 shares and options to purchase 1,200 shares.

 (8) Includes 10,000 shares held jointly with his wife; also includes warrants to purchase 3,333 shares and options to purchase 1,000 shares.

 (9) Includes 5,000 shares held in an Individual Retirement Account; also includes warrants to purchase 5,000 shares and options to purchase 500 shares.

(10) Includes 4,000 shares held in an Individual Retirement Account and 1,000 shares held jointly with his wife; also includes warrants to purchase 5,000 shares and options to purchase 20,500 shares.

(11) Includes 2,000 shares held jointly with his wife, 2,000 shares held in an Individual Retirement Account, and 10,000 shares held by Matro Properties, of which he is a partner; also includes warrants to purchase 3,333 shares and options to purchase 1,200 shares.

(12) Includes 9,950 shares held jointly with his wife; also includes warrants to purchase 3,333 shares and options to purchase 1,000 shares.

(13) Includes warrants to purchase 16,666 shares and options to purchase 1,200 shares.

(14) Includes warrants to purchase 10,000 shares and options to purchase 1,000 shares.

(15) Includes warrants to purchase 3,333 shares and options to purchase 1,100 shares.

(16) Includes warrants to purchase 5,000 shares and options to purchase 900 shares.

(17) Includes warrants to purchase 440,002 shares and options to purchase 169,000 shares.

(18) Based upon information disclosed in Schedule 13G filed with the SEC on February 12, 1998, T. Rowe Price Associates, Inc. disclosed that it had sole power to vote 12,300 shares of Common Stock and sole power to dispose of 182,300 shares of Common Stock representing 6.4% of the Common Stock of the Company. T. Rowe Price Small Cap Stock Fund, Inc. disclosed that it had sole power to vote 170,000 shares of Common Stock, or 5.9%, but no power to dispose of any shares.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by the Company and First Mariner Bank (the "Bank") for the last three fiscal years to the Chief Executive Officer of the Company and the Bank and to any other executive officer of the Company or the Bank who received compensation in excess of $100,000 during any of the last three fiscal years of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                  ANNUAL COMPENSATION         COMPENSATION
                                                               --------------------------  ------------------
                                                                            OTHER ANNUAL       SECURITIES        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR       SALARY      BONUS      COMPENSATION   UNDERLYING OPTIONS  COMPENSATION
--------------------------------------  ---------  ----------  ----------  --------------  ------------------  -------------
Edwin F. Hale, Sr. ...................       1997  $  200,000  $  100,000    $   12,050(2)        120,000        $   1,260(1)
  Chairman of the Board and                  1996  $   50,000                $   12,048(2)
  Chief Executive Officer                    1995                            $   12,048(2)
  of the Company and the Bank
Joseph A. Cicero(3)...................       1997  $  125,000                                      15,000        $   1,299(1)
  President of the Company                   1996  $    9,135
  and Chief Operating Officer
  of the Bank

George H. Mantakos....................       1997  $  110,000  $   20,000    $    4,139(2)         10,000        $   1,580(1)
  Executive Vice President of                1996  $  110,000  $   20,000    $    4,000(2)         10,500
  the Company and President of the           1995  $  110,000  $   20,000    $    3,000(2)
  Bank

------------------------

(1) The amount disclosed represents the matching funds under the Company's 401(K) Plan.

(2) The amount disclosed represents car lease payments made by the Company on behalf of Mr. Hale and Mr. Mantakos, respectively.

(3) Mr. Cicero started with the Company in December, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

    No options were granted to the executive officers during 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

    No stock options were exercised by the executive officers named in the Summary Compensation Table during 1997. The following table sets forth certain information regarding unexercised options held by the Named Executive Officers as of December 31, 1997.

                                                  NUMBER OF
                                            SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                             FISCAL YEAR-END (#)            FISCAL YEAR-END ($)(1)
                                        ------------------------------  ------------------------------
NAME                                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------------  -----------  -----------------  -----------  -----------------
Edwin F. Hale, Sr. ...................    120,000(2)        --           $ 720,000          --
Joseph A. Cicero......................     15,000(2)        --              90,000          --
George H. Mantakos....................     20,500(2)        --             123,000          --

------------------------

(1) The closing price of the Common Stock on December 31, 1997 was $16.00.

(2) The exercise price of these options is $10.00 per share.

EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

    The Bank has a key man life insurance policy on Mr. Hale in the amount of $10,000,000.

    The Company and the Bank are parties to an Employment Agreement with George
H. Mantakos dated May 1, 1995, pursuant to which Mr. Mantakos is employed as the President of the Bank. This Employment Agreement will expire on May 1, 1998. The agreement provides for an annual salary of $110,000 which will be adjusted on the anniversary date of the agreement to an amount to be approved by the Board of Directors. Mr. Mantakos is entitled to participate in any management bonus plans established by the Bank and to receive all benefits offered to employees. Mr. Mantakos will, at the discretion of the Chairman, have the opportunity to receive a bonus in a maximum amount of $20,000 per year. Mr. Mantakos receives the use of an automobile provided by the Bank. The term of the Employment Agreement is one year, expiring in 1998 and, if not terminated within 90 days of its termination date, is automatically renewed for one additional year, provided, however, that the Board of Directors of the Bank may terminate the agreement at any time. In the event of involuntary termination for reasons other than gross negligence, fraud or dishonesty (or in the event of the material diminution of or interference with Mr. Mantakos' duties, or a change of control of the Bank), the Bank is obligated to pay Mr. Mantakos his salary through the remaining term plus additional severance equal to the then current annual salary, but not less than $110,000. In such event, Mr. Mantakos is permitted to exercise all options, and warrants held by him, and the Company is obligated to repurchase all or part of Mr. Mantakos' Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The objectives of the Company's management compensation policy are to attract and retain the best available executive officers; to motivate them to achieve the goals set forth in the Company's business plan; to link executive and stockholder interest through equity-based compensation; and to provide a compensation package that recognizes the executive's contribution, as well as the Company's performance, measured by both short-term and long-term achievements.

    The management compensation policy and the general compensation policies of the Company are established by the Compensation Committee of the Board (the "Committee"). The Committee formulates the compensation policy and specific compensation levels for executive officers and administers the Company's stock option plans. The Committee is currently comprised of three non-employee directors who have no interlocking relationship or insider participation as defined by the Securities and Exchange Commission.

    The Committee believes that the compensation of the Chief Executive Officer, Edwin F. Hale, Sr., should be based largely upon corporate performance relative to the Company's business plan. In setting Mr. Hale's salary and bonus, the Committee considered the key role Mr. Hale plays in the development and expansion of the Company, its substantial growth, the increase in public awareness of the Company and the development of commercial and consumer business of the Bank. The Committee also considered the fact that Mr. Hale received no compensation from the Company or the Bank in 1995, and only a small salary of $50,000 in 1996.

    In 1995, Mr. Hale acquired a significant financial position in the Company's predecessor and changed the name to First Mariner Bancorp. He developed a business plan which emphasized rapid growth, branch expansion, market awareness, a strong capital base and the generation of profits within a short time frame.

    Largely through Mr. Hale's efforts, personal contact and his own financial resources, the Company generated capital in 1995 and 1996 through private placements. The Company then undertook an initial public offering in December, 1996 to generate significant additional capital and to offer stock in the public market. This public offering was very successful largely due to the efforts of Mr. Hale and his image and reputation in the market and community.

    After the success of the capital generation program, the Company with Mr. Hale's leadership, implemented its business plan of expansion of branch locations and growth in loans and deposits. During the period mid-1995 to the end of 1997, the Corporation increased its branch locations to sixteen from two while assets grew by tenfold to $257 million at year end 1997. According to investment banking sources,

First Mariner's growth rate was the second fastest in the United States. Public awareness of the Corporation and the Bank's customer base have also increased substantially over this period. The Company recorded its first profitable quarter in early 1997 and has increased its earnings each quarter thereafter.

    The successes listed above were largely the result of Mr. Hale's leadership and his commitment to the success of the Company.

                    COMPENSATION OF OTHER EXECUTIVE OFFICERS

    Recommendations regarding the base salary of the Executive Officers, other then the Chief Executive Officer, are made to the Compensation Committee by the Chief Executive Officer and either approved or modified by the Compensation Committee. The recommendation as to the compensation of each Executive Officer is based upon a review of the performance of these officers during the prior year by the Chief Executive Officer. The Compensation Committee concurred with the recommendations made by the Chief Executive Officer.

SUBMITTED BY THE COMPENSATION COMMITTEE OF FIRST MARINER
BANCORP BOARD OF DIRECTORS

Barry B. Bondroff, Chairperson
James P. O'Conor
Hanan Sibel

                               PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock, since its 1996 initial public offering, with the performance of a broad market index and a nationally-recognized industry standard assuming in each case both an initial $100 investment and reinvestment of dividends. The Company has selected the Nasdaq Market Index as the relevant broad market index because prices for the Company's Common Stock are quoted on Nasdaq National Market. Additionally, the Company has selected the Middle Atlantic Bank Index as the relevant industry standard because such index consists of financial institutions which are headquartered in the mid Atlantic region and the Company believes that such institutions generally possess assets, liabilities and operations more similar to the Company than other publicly-available indices. However, given the short history of the Company's operations, the Company believes no truly appropriate comparative index exists.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           FIRST MARINER BANCORP   MIDDLE ATLANTIC BANK INDEX   NASDAQ MARKET INDEX
1996                      $100.00                     $100.00                $100.00
1997                     $ 123.08                    $ 147.95               $ 122.32

    Due to the fact that the Company only went public in December 1996 at $12 per share, the following chart reflects performance for 1997 only.

                                                                              DECEMBER 31
                                                                          --------------------
                                                                            1996       1997
                                                                          ---------  ---------
First Mariner Bancorp...................................................  $  100.00  $  123.08
Middle Atlantic Bank Index..............................................  $  100.00  $  147.95
Nasdaq Market Index.....................................................  $  100.00  $  122.32

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has engaged in transactions in the ordinary course of business with some of its directors, officers, principal stockholders and their associates. Management believes that all such transactions were made on terms at least as favorable to the Company as those that could be obtained at the time between unrelated persons in similar transactions.

    The Bank has five full-service branches with ATMs and nine non-branch ATMs in Mars Super Markets. The Bank pays rent of $36,500 per year to Mars Super Markets, Inc. for approximately 200-500 square feet of space in each of the stores where branches are located. The Bank also bears all costs of construction of each branch. The Bank, however, incurs no charge from Mars in connection with the installation of ATMs. The Bank intends to open additional branches in Mars Super Markets in the future. The terms of the arrangement are described in a Master Lease Agreement between the Company and Mars dated March 1, 1996. Christopher P. D'Anna, Executive Vice President of Mars Super Markets, Inc., is a member of the Board of Directors of the Company and the Bank. Dennis C. McCoy, formerly the Chief Executive Officer and General Counsel of Mars Super Markets, Inc., is also a member of the Board of Directors of the Company and the Bank.

    The Company has entered into a 15-year Lease Agreement dated January 17,1997 with Blakefield Associates, L.L.C. for a 2,200 sq. ft. building utilized as a full service branch of the Bank located at 1740 York Road, Lutherville, Maryland. The Company pays rent of $36,000 per year to Blakefield Associates, L.L.C. Dennis M. Doyle, President of Blakefield Associates, L.L.C., together with his wife, controls Blakefield Associates, L.L.C. Mr. Doyle was a member of the Board of Directors of the Company and the Bank until May, 1997.

    The Company has entered into a five year Lease Agreement dated November 1, 1997 with Edwin F. Hale, Sr. for approximately 35,000 square feet used for a full service branch of the Bank and the headquarters and executive offices of the Bank and the Company at 1801 South Clinton Street, Baltimore, Maryland. The Company pays rent of $566,988 per year. Mr. Hale is the Chairman and Chief Executive Officer of the Company.

    Ronald M. Shapiro was a member of the Board of Directors in 1997 and is counsel to the law firm of Shapiro and Olander, which had provided legal services to the Company and the Bank in 1997. Mr. Shapiro resigned from the Board in 1997.

    During the past year the Bank has had banking transactions in the ordinary course of its business with: (i) its directors and nominees for directors; (ii) its executive officers; (iii) its 5% or greater shareholders; (iv) members of the immediate family of its directors, nominees for directors or executive officers and 5% or greater shareholders; and (v) the associates of such persons, on substantially the same terms, including interest rates, collateral, and repayment terms of loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At March 31, 1998, the balance of loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, aggregated $5,982,042.52.

                                  PROPOSAL TWO
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of KPMG Peat Marwick LLP as independent public accountants for the Company for 1998. KPMG Peat Marwick LLP has served the Company in such capacity since May, 1994.

    The Company has been informed that neither KPMG Peat Marwick LLP nor any of its partners has any direct financial interest or any material indirect financial interest in the Company and during the past three years has had no connection therewith in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

    A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting with the opportunity to make a statement, if such representative so desires, and to be available to respond to appropriate questions.

    The Board of Directors of the Company recommends that stockholders vote FOR the ratification of selection of such firm.

                                 PROPOSAL THREE
                APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN

    The Board of Directors of the Company adopted the 1998 Stock Option Plan (the "Plan") on March 24, 1998. A copy of the Plan is attached hereto as EXHIBIT
A. The summary below is qualified in its entirety by reference to EXHIBIT A. The Board of Directors believes that the adoption of the Plan is desirable to provide Company employees with incentives to expend maximum effort for the growth and success of the Company and its subsidiaries and to remain in the employ of the Corporation or a subsidiary.

ADMINISTRATION AND AMENDMENT OF THE PLAN AND ELIGIBILITY OF PARTICIPANTS

    The Plan provides that it shall be administered by the Compensation Committee (the "Committee") appointed by the Board of Directors and composed solely of two or more non-employee directors. The Committee is authorized to determine and designate from time to time those employees of the Company to whom options are to be granted. Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. The granting of an option to an employee takes place only when a written and executed option agreement containing the terms and conditions of the option is delivered to the employee. The Plan may be amended, suspended or terminated at any time by the Board of Directors, provided that no such action may impair or alter rights or obligations under an option without the consent of the options holder and provided that shareholder approval is required for amendments that would increase the number of shares available for options or materially increase benefits available to Plan participants.

    Each full-time employee of the Company or any subsidiary customarily employed at least 1,000 hours per year is eligible to be a participant under the Plan, if so designated by the Committee. At March 31, 1998, 215 persons were eligible to participate in the Plan.

SHARES SUBJECT TO THE PLAN

    The Plan provides for the reservation of up to 275,000 shares of Common Stock, par value $.05 per share for issuance upon the exercise of options granted under the Plan. Shares may be newly issued, or may be purchased by the Company in the open market or in private transactions. The number of shares reserved for the grant of options and the number of shares which are subject to outstanding options under the Plan are subject to adjustment in the event of stock splits, stock dividends, reclassifications or other changes in the Company's capitalization. If an option expires or is terminated, the shares that were subject to the unexercised portion of the option shall be available for future options granted under the Plan.

TERMS OF OPTIONS

    The Plan will be effective as of May 12, 1998 and has a 10 year term. Each option granted under the Plan shall expire on the 10th anniversary of the date the option was granted or such other date as the

Committee provides. In the event of the termination of employment of an optionee, other than for cause or by reason of death or permanent and total disability, all unexercised options will terminate, be forfeited and will lapse unless such options are exercised by the employee within three months after the optionee's employment with the Company or its subsidiary is terminated or a shorter period as the Board may determine from time to time. Options immediately lapse upon termination for cause, and are exercisable for one year after death or disability.

    The purchase price of each share subject to an option shall be fixed by the Committee and stated in each option agreement; provided, however, that the purchase price of any option intended to be an "incentive stock option" (within the meaning of Section 422 of the Code) shall not be less than the greater of par value or 100 percent of the fair market value of a share on the date the option is granted (as determined in good faith by the Committee); provided further, that in the event the optionee would otherwise be ineligible to receive an incentive stock option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the purchase price of each share subject to an option shall be not less than the greater of par value or 110% of the fair market value of a share at the time such option is granted. In the event that the shares are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, Inc., or are publicly traded on an established securities market, in determining the fair market value of the shares, the Committee shall use the closing price of the shares on such exchange or system or in such market (the highest closing price if there is more than one such closing price, then the Committee shall use the mean between the highest bid and the lowest asked prices or between the high or low price on such date), or if no sale of the shares has been made on such date, on the next preceding day on which any such sale has been made.

    The exercise price for shares being purchased upon the exercise of options may be paid (i) in cash or by check, (ii) with shares of the Common Stock of the Company, to the extent the fair market value of such shares on the date of exercise price of the shares being purchased,(iii) by surrender to the Company of options to purchase shares, to the extent of the difference between the exercise price of such options and the fair market value of the shares subject to such options on the date of such surrender, or (iv) a combination of (i),
(ii), or (iii) above. The Company has the right to withhold and deduct from the number of shares deliverable upon the exercise of any options under the Plan a number of shares having an aggregate fair market value equal to the amount of any taxes and other charges that the Company is obligated to withhold or deduct from amounts payable to the participant.

    Options granted under the Plan are not transferable by an optionee otherwise than by will or the laws of descent and distribution, as provided in the Plan. Options shall be exercisable only by the optionee during his lifetime; any attempt to transfer an option, or to assign, pledge, hypothecate or otherwise dispose of an option in violation of the terms of the Plan, or to levy any attachment or similar process upon such option, results in the immediate lapse of such option. Notwithstanding the foregoing, in the event of the death of an optionee or termination of employment due to permanent or total disability, the option may be exercised by the personal representative or bequestee, or by disabled optionee, as the case may be, within one year after the death or termination of his or her employment due to permanent or total disability, subject to certain conditions set forth in the Plan.

    Under the Plan, upon the occurrence of certain "Extraordinary Events," all options granted under the Plan will vest and become fully exercisable upon the Extraordinary Event. An "Extraordinary Event" is defined as the commencement of a tender offer (other than by the Company) for any shares of the Company, or a sale or transfer, in one or a series of transactions, of assets having a fair market value at least equal to 50% of the fair market value of all assets of the Company, or a merger, consolidation or share exchange pursuant to which shares may be exchanged for or converted into cash, property or securities of another issuer, or the liquidation of the Company. The date the options become exercisable is the date of the commencement of a tender offer or, in the case of any other Extraordinary Event, the date preceding the record date or other date as of which shareholders of record become entitled to the consideration payable in respect of the Extraordinary Event. In the event of the exercise of any option, the exercise price for which shall not have fixed as of the Event Date, the exercise price in respect of such option shall be equal to the average fair market value of the shares for the 30 days preceding the announcement or other publication of the Extraordinary Event.

SUMMARY OF CERTAIN FEDERAL TAX CONSEQUENCES

    Options granted under the Plan may be either incentive stock options within the meaning of Section 422(b) of the Code (qualified options), or non-qualified options. An employee realizes no income upon the grant of an incentive stock option. An optionee who holds his/her shares for two years after the grant of the option and for one year after he/she receives the shares upon its exercise generally will not incur any federal income tax liability upon receipt of the shares pursuant to the exercise. However, the spread between the exercise price and the fair market value of the shares at the time of exercise will be includable in alternative minimum taxable income for the year of exercise. After satisfying such holding periods, upon a disposition of the shares at a greater than the option exercise price, the optionee will realize taxable long-term capital gain. The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of a an incentive stock option; however, if the optionee does not comply with the holding periods, he/she will realize ordinary income in the year of sale equal to the difference between the exercise price and the value of the underlying shares on the date of exercise (or the sale price if lower where the sale is to an unrelated party). Where the sale price is lower than the fair market value of the shares on the date of exercise and the sale is to an unrelated party, and the exercise and sale occur within the same taxable year, the amount included in alternative minimum taxable income will be the amount of the same price. In such a case, the Company would be entitled to a deduction in an amount equal to the ordinary income realized by the optionee.

    Employees will also realize no income upon the grant of a non-qualified stock option. Generally, however, the holder of a non-qualified stock option will realize taxable ordinary income at the time of exercise of his/her option in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the option, and the Company will be entitled to a deduction for the amount included in the optionee's income. Upon the sale of the shares, the optionee will realize capital gain or capital loss. Whether such capital gain or capital loss is long-term or short-term will depend upon the period of time the optionee holds the shares once they are acquired.

INTEREST OF EXECUTIVE OFFICERS IN PROPOSAL THREE

    Executive officers of the Company will be eligible to participate in the Plan and, therefore, have an interest in the approval of the Plan because they could receive financial benefit under the Plan.

VOTE REQUIRED

    The approval of the Plan requires the affirmative vote of at least a majority of the shares represented at the meeting in person or by proxy.

    The Board of Directors recommends a vote FOR the approval of the Plan.

                                 PROPOSAL FOUR

             APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors of the Company, on March 24, 1998, adopted resolutions declaring it advisable to adopt the First Mariner Bancorp Employee Stock Purchase Plan (the "Stock Purchase Plan"). A copy of the Stock Purchase Plan is attached hereto as EXHIBIT B. The following summary of the Stock Purchase Plan is qualified in its entirety by reference to EXHIBIT B.

    In the opinion of the Board of Directors, the availability of a stock purchase plan for employees of the Company and its subsidiaries is a vital factor in the Company's ability to attract and retain effective and capable employees who contribute to the growth and success of the Company. The Board of Directors believes that absent shareholder approval of the Stock Purchase Plan, the Company's ability to continue to attract and retain effective and capable employees will be adversely affected.

ADMINISTRATION

    The Stock Purchase Plan is administered and interpreted by the Compensation Committee (the "Committee") selected by the Board of Directors of the Company, and composed solely of two or more non-employee directors. The Committee may adopt such rules and regulations for carrying out the Plan as it deems proper. The Board of Directors may terminate the Plan or amend its terms. The Stock Purchase Plan specifies that the members of the Board of Directors and the Committee, with respect to their activities under the plan, shall, to the maximum extent permitted by law, have no liability. The costs of administering the plan will be paid by the Company.

ELIGIBILITY

    Any employee of the Company or of a designated subsidiary of the Company with 30 days or more of continuous employment is eligible to participate in the plan unless the employee is scheduled to work less than 20 hours per week or the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary, treating the employee as constructively owning both stock the employee has options to buy (including options then being granted under the plan) and stock owned, directly or indirectly, by a brother, sister, spouse, ancestor or lineal descendant of the employee. Stock owned, directly or indirectly, by a corporation, partnership, estate or trust will be considered as owned proportionately by an employee who is a shareholder, partner or beneficiary thereof. Eligibility to participate in the plan continues only as long as an employee continues to meet the eligibility requirements and remains an employee of the Company. As of the date of this Proxy Statement, the Company has approximately 215 employees. It is not possible at this time to determine the number of persons employed by the Company and its subsidiaries who will elect to participate in the Stock Purchase Plan or the amount of shares that will be awarded to any individual employee under the Stock Purchase Plan.

ACQUIRING STOCK; OFFERING PERIOD

    The Stock Purchase Plan operates on successive monthly periods called option periods. Each option period begins on the first day of the month and ends on the last day of the month. Options to purchase Common Stock will generally be granted on the first day of each month during each option period. The Compensation Committee reserves the right to change the option periods from a monthly to a quarterly basis.

    An eligible employee may become a participant in the Stock Purchase Plan by submitting a payroll deduction authorization form to the Company's payroll office. The form allows an eligible employee to elect to authorize the Company to make payroll deductions of not less than $10 per Payment Period and not more than $150 per Payment Period. All amounts so received by the Company will be credited to the participant's payroll deduction account and may be used for any corporate purpose. No interest shall be paid on the amount credited to any participant's payroll deduction account.

GRANTS OF OPTIONS

    Participants who are eligible employees on the last business day of a Payment Period shall be deemed to have exercised options to purchase shares of the Company's Common Stock, par value $.05 per share directly from the Company at a price that will not be less than 90% of the fair market value of the

Common Stock on the last business day of each Payment Period (the "exercise price"). Fair market value is defined as the fair market value of the Company's Common Stock as determined by reference to the closing price or the bid and ask price for shares of the Company's Common Stock as reported on the Nasdaq National Market. The closing price of the Common Stock on the Nasdaq National Market on March 25, 1998 was $18 per share. Although the Stock Purchase Plan is subject to shareholder approval, options may be granted prior to such shareholder approval provided that the grant of each such option is expressly subject to shareholder approval of the Plan. No option shall be exercisable prior to such shareholder approval. Furthermore, both the grant and the exercise of any options under the Stock Purchase Plan are expressly conditioned on the effective and continuing registration of the plan under the Securities Act of 1933 and effective registration (or available exemption from registration) of the plan under applicable state securities laws.

LIMITATIONS ON GRANTS

    The total amount of Common Stock for which options may be granted under the Stock Purchase Plan is one hundred thousand (100,000) shares, subject to adjustment for stock splits, stock dividends, and similar capital stock transactions. No participant may accrue the right to acquire more than $25,000 of stock (determined when granted) in any one calendar year under all employee stock purchase plans of the Company.

EXERCISE OF OPTION AND WITHDRAWAL

    The participant will be deemed to have exercised an option to purchase such number of whole shares of Common Stock as there are funds available in the participant's payroll deduction account to purchase on the last business day of a Payment Period. No fractional shares will be issued. No fees, commissions or other charges shall be charged in connection with the purchase of shares under the plan. A participant may withdraw from the Stock Purchase Plan at any time by written notice to the Company's payroll office, and the amount credited to the participant's payroll deduction account will be promptly refunded.

TERMINATION OF EMPLOYMENT

    An employee's participation in the Plan shall terminate immediately upon such employee's retirement, death, or termination of employment. No payroll deduction shall be taken from any pay due and owing to an employee at such time, and the balance in the employee's payroll deduction account shall be paid to the employee or, in the event of the employee's death, to the employee's estate or (with respect to an employee who opened a joint account with right of survivorship) to the employee's survivor. Whether authorized leave of absence for military or governmental service shall constitute termination of employment for the purpose of the Plan, shall, unless otherwise required by law, be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

TRANSFER AND ASSIGNMENT

    The Stock Purchase Plan expressly provides that options are not transferable.

SUMMARY OF CERTAIN FEDERAL TAX CONSEQUENCES

    As long as the Stock Purchase Plan and options granted under the Stock Purchase Plan meet the requirements of Section 423 of the Code, a participant will not recognize income upon the grant or the exercise of an option to purchase Common Stock of the Company under the Plan. A participant's initial basis in any Common Stock acquired under the Plan will be the exercise price, that will not be less than 90% of the fair market value of the Common Stock on the grant date. In the event of any disposition of the Common Stock after two years from the date the option was granted and after one year from the date the Common Stock is transferred to a participant, or in the event of the participant's death at any time while owning such Common Stock (a "qualified disposition"), the participant's gross income for the taxable period including the qualified disposition will generally, if there is a gain, include a compensation element and a capital gain element (see discussion below of capital gains and losses). The participant's gross income will include compensation income equal to the lesser of: (1) the excess of the fair market value of the Common Stock upon the qualified disposition over the exercise price; or (2) 10% of the fair market value of the Common Stock on the grant date. The amount included in the participant's gross income as compensation income will be added to the basis of the participant's Common Stock (except in the case of death, where the basis of the Common Stock is adjusted to its fair market value). The participant will then recognize capital gain income to the extent the proceeds from the disposition of the Common Stock exceed the basis of the Common Stock.

    In the event a participant disposes (excluding disposition by death) of Common Stock acquired under the Stock Purchase Plan within two year or less from the grant date or within one year or less from the date the Common Stock is transferred to the participant (a "disqualifying disposition"), the participant's gross income for the taxable period including such disqualifying disposition will include compensation income equal to the difference between the Common Stock's fair market value on the exercise date and the exercise price. The compensation income is added to the basis of the stock to determine if any gain or loss is recognized on the disqualifying disposition.

    The Company will not be entitled to a deduction upon the grant or exercise of an option to purchase Common Stock of the Company under the Stock Purchase Plan or upon disposition of Common Stock unless the Common Stock is disposed of (excluding disposition by death) within two years or less from the grant date or within one year or less from the date on which the Common Stock is transferred to the disposing participant. If Common Stock is sold within either said period, the Company will be entitled to a deduction at the time and in the same amount as the compensation income recognized by the disposing participant.

    It is intended that all options granted under the Stock Purchase Plan will qualify for the tax treatment set forth above with respect to stock options granted under Section 423 of the Code. In the event, however, that an option or the Plan fails to so qualify, options will be treated as nonqualified stock options, with the consequences set forth below. A participant's gross income for the taxable period including the exercise date will include compensation income equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price. A participants' basis in Common Stock received upon exercise of a nonqualified option is the sum of the exercise price paid and the compensation income recognized as a result of exercising the nonqualified option. Any gain or loss recognized upon a subsequent disposition of the Common Stock will be capital gain or loss.

    The Company would be entitled to a deduction for federal income tax purposes, with respect to the exercise of a nonqualified stock option at the same time and in the same amount as the compensation income recognized by the participant, provided the Company satisfies all applicable withholding requirements.

    The IRS has publicly ruled that the compensation income recognized upon a disqualifying disposition of stock acquired under an employee stock purchase plan is not subject to withholding or FICA and FUTA taxes. The ruling should apply equally to any compensation income recognized upon a qualifying disposition of Common Stock. Note, however, that the IRS is reconsidering this position. In the event the IRS changes its position on this issue, the Company would have a duty to withhold and be subject to FICA and FUTA payments with respect to any options granted under the plan that fail to qualify as options granted under an employee stock purchase plan under Section 423 of the Code. The Company's compensation deduction is conditioned upon compliance with these duties.

    The foregoing discussion, which is general in nature, is intended for the information of stockholders and not as tax guidance to participants in the Stock Purchase Plan. Participants in the Plan should consult a tax advisor as to the tax consequences of participation.

INTEREST OF EXECUTIVE OFFICERS IN PROPOSAL FOUR

    Executive officers of the Company will be eligible to participate in the Stock Purchase Plan and, therefore, have an interest in the approval of the Stock Purchase Plan because they could receive financial benefit under the Plan.

VOTE REQUIRED

    The approval of the Stock Purchase Plan requires the affirmative vote of at least a majority of the shares represented at the meeting in person or by proxy.

    The Board of Directors recommends a vote FOR the approval of the Stock Purchase Plan.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended for inclusion in the proxy material for the Annual Meeting of Stockholders to be held in 1999 must be received in writing by the Company on or before December 11, 1998. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.

                                 ANNUAL REPORT

    THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1997 IS ENCLOSED HEREWITH. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON A WRITTEN REQUEST DIRECTED TO EUGENE A. FRIEDMAN, SECRETARY, FIRST MARINER BANCORP, 1801 SOUTH CLINTON STREET, BALTIMORE, MARYLAND, 21224.

                                 OTHER MATTERS

    The Board of Directors knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.

                                          By Order of the Board of Directors,
                                          Eugene A. Friedman
                                          SECRETARY

April 10, 1998

                                   EXHIBIT A
                             FIRST MARINER BANCORP
                             1998 STOCK OPTION PLAN

    First Mariner Bancorp (the "Corporation") sets forth herein the terms of this 1998 Stock Option Plan (the "Plan") as follows:

1. PURPOSE.

    The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries, and will encourage such eligible individuals to remain in the employ of the Corporation or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" ("Incentive Stock Option") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the "Code"), except (i) to the extent that any such Option would exceed limitations set forth in Section 7 below; and (ii) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2. ADMINISTRATION.

    (a) COMMITTEE. The Board of Directors of the Corporation (the "Board") shall appoint a compensation committee (the "Committee") to the extent permitted by the By-Laws of the Corporation and applicable law and such Committee shall be composed solely of two or more Non-Employee Directors as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or shall otherwise be constituted in accordance with Rules promulgated under
Section 16 of said Act from time to time. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation's Articles of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approval in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

    (b) ADMINISTRATION. The Plan shall be administered by the Committee which shall have full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. Unless otherwise expressly determined by the Board, the interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive. The Committee may make different determinations for different Plan participants regarding the Plan, Options or Option Agreement. The Committee shall cause a copy of this Plan to be delivered to each participant in the Plan.

    (c) NO LIABILITY. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

    (d) DELEGATION TO THE COMMITTEE. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for my action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in
Section 2(a) above.

3. STOCK.

    The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.05 per share, of the Corporation (the "Stock"), which shares may be authorized but unissued shares or shares that may be purchased by the Corporation in the open market or in private transactions. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 275,000 shares, which number of shares is subject to adjustment as hereinafter provided in
Section 17 below. If any Option expires, terminates, or it terminated or canceled for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan. Shares withheld or surrendered for the payment of taxes or shares surrendered in payment of the exercise price of an Option may not be again available for awards under the Plan.

4. ELIGIBILITY.

    Options may be granted under the Plan to any full-time employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) as the Committee shall determine and designate from time to time prior to expiration or termination of the Plan. For this purpose, a full-time employee is one who is customarily employed at least 1,000 hours per year.

5. EFFECTIVE DATE AND TERM OF THE PLAN.

    (a) EFFECTIVE DATE. The Plan shall be effective as of May 12, 1998 (the "Effective Date"), subject to approval by the Board and the approval by holders of a majority of the shares of the Stock voted. If the stockholders do not approve the Plan within 12 months after the Board approves the Plan, then the Plan and any grants of Options hereunder shall be void.

    (b) TERM. The Plan shall terminate on the 10th anniversary of the Effective Date.

6. GRANT OF OPTIONS.

    Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options under
Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted.

7. LIMITATION ON OPTIONS RECEIVED IN CALENDAR YEAR.

    An Option (other than an Option described in exception (i) or (ii) of Section 1) shall constitute an Incentive Stock Option to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8. OPTION AGREEMENTS.

    All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Corporation and by the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

9. OPTION PRICE.

    The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Committee and stated in each Option Agreement; provided, however that the purchase price of any Option intended to be an Incentive Stock Option shall be not less than the greater of par value or 100% of the fair market value of a share of the Stock on the date the Option is granted; provided further, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110% of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is quoted on a quotation system of The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Committee shall use the closing price of the Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the date the Option is granted or, if such date was not a trading date, on the trading date immediately preceding the date the Option is granted (or, if there is no such closing price, then the Committee shall use the mean between the highest bid and the lowest asked prices or between the high and low priced on such date). If there is no established market for the Stock, then the fair market value shall be established by the Committee in good faith.

10. TERM AND EXERCISE OF OPTIONS.

    (a) TERM. Each Option granted under the Plan shall terminate, and all rights to purchase shares thereunder shall cease no later than the expiration of ten years from the date such Option is granted, as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10%), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

    (b) OPTION PERIOD AND LIMITATIONS ON EXERCISE. Except as otherwise provided in an Option Agreement, each Option granted may be exercised in whole or in part at any time after the date of grant. Notwithstanding the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide other time periods during which an Option may be exercised in whole or in part while such Option is outstanding. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

    (c) METHOD OF EXERCISE. An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, accompanied by payment of the Option Price except as provided in this Subsection (c). The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; (iii) through the tender to the Corporation of Options, to the extent of the difference between the Option Price and the fair market value of the shares of Stock subject to such Option (determined in the manner described in Section 9 above) on the exercise date; or (iv) by combination of the methods described in
(i), (ii), and (iii) above. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker applicable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or the taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares; provided, however, that the Corporation shall have the right to withhold and deduct from the number of shares of Stock deliverable upon exercise of an Option, a number of shares having an aggregate fair market value (determined in the manner described in Section 9 above) equal to the amount of any taxes and other charges the Corporation or any Subsidiary is obligated to withhold or deduct from amounts payable to such individual. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights, if any, for which the record date is prior to the date of such issuance.

11. TRANSFERABILITY OF OPTIONS.

    During the lifetime of an Optionee to whom an Option is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of the descent and distribution.

12. TERMINATION OF EMPLOYMENT.

    Upon the termination of the employment of an Optionee with the Corporation or a Subsidiary, any Option granted pursuant to the Plan shall terminate three months after the date of such termination of employment, unless earlier terminated pursuant to Section 10(a) above, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided however, that if such termination is by reason of (i) the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then termination of the Option shall be governed by Section 13 hereof, or (ii) the dismissal of such Optionee for dishonesty or commission of a crime or for any reason constituting "cause" under the terms of an employment agreement, if any, between the Optionee and the Corporation or a Subsidiary, or for "cause" as otherwise determined by the Corporation in good faith, then the Option shall terminate on the effective date of such dismissal. Notwithstanding the foregoing, however, the Committee may provide, by inclusion of appropriate language in an Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option as provided in
Section 10(a) above either subject to or without regard to any installment limitation or exercise imposed pursuant to Section 10(b) above. Whether a leave of absence or leave on military or government services shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the

Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Optionee is employed with the Corporation or any Subsidiary.

13. RIGHTS IN THE EVENT OF DEATH OR DISABILITY.

    (a) DEATH OF AN EMPLOYEE OR SUBSIDIARY DIRECTOR. If an Optionee dies while employed by the Corporation or a Subsidiary, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after the date of such Optionee's death and prior to termination of the Option as provided in Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide, by inclusion of appropriate language in an Option Agreement, that, in the event of the death of the Optionee, the executors or administrators or legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 10(b) above), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10(b) above.

    (b) DISABILITY OF AN EMPLOYEE. If an Optionee terminates employment with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time within one year after such termination of employment and prior to termination of the Option as provided in
Section 10(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, whether or not such Option was exercisable immediately prior to such termination of employment; provided, however, that the Committee may provide, by inclusion of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of the termination of employment of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option , in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to
Section 10(b) above. Whether a termination of employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Committee, which determination shall be final and conclusive.

14. USE OF PROCEEDS.

    The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

15. REQUIREMENTS OF LAW.

    (a) VIOLATIONS OF LAW. The Corporation shall not be required to sell or issue any share of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933, as amended, (as now in effect with respect to the shares covered by any Option), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act, and the shares of Stock to be issued upon the exercise of all or any portion of any Option granted under the Plan shall be issued on the condition that the Optionee represents that the purchase of Stock upon such exercise shall be for investment purposes and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating or otherwise disposing of any such Stock under the circumstances which would constitute a public offering or distribution under the Securities
Act of 1933, as amended, or the securities laws of any state. No share of Stock shall be issued upon the exercise of any Option unless the Corporation shall have received from the Optionee a written statement satisfactory to legal counsel for the Corporation containing the above representations, stating that certificates representing such shares may bear a legend restricting their transfer and stating that the Corporation's transfer agent or agents may be given instructions to stop transfer of any certificate bearing such legend. Such representation and restrictions provided for herein shall not be required if (i) an effective registration statement for such shares under the Securities Act of 1933, as amended, and any applicable state laws has been filed with the Securities and Exchange Commission and with the appropriate agency or commission of any state whose laws apply to the transaction, or (ii) an opinion of counsel satisfactory to the Corporation has been delivered to the Corporation to the effect that registration is not required under the Securities Act of 1933, as amended, or under the applicable securities laws of any state. Any determination by the Committee regarding the foregoing shall be final, binding, and conclusive
 . The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation or any governmental authority.

    (b) RESTRICTION ON TRANSFER OF STOCK. Unless a registration statement under the Securities Act of 1933, as amended, is in effect, the certificate or certificates for Stock issued upon the exercise of an Option shall bear the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE HOLDER THEREOF AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, EXCEPT UPON THE ISSUANCE TO THE ISSUER OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR THE SUBMISSION OF OTHER EVIDENCE SATISFACTORY TO COUNSEL TO THE ISSUER, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

16. AMENDMENT AND TERMINATION OF THE PLAN.

    The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan. In no event, however, shall any amendment result in any of the following, unless holders of at least a majority of the shares voted approve such amendment:

        1) Increasing the number of shares available for Options (except subject to adjustments as provided in Section 17 of the Plan); or

        2) Materially increasing benefits available to participants in the Plan.

17. EFFECT OF CHANGES IN CAPITALIZATION.

    (a) CHANGES IN STOCK. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock divided or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion in the Option outstanding but shall include a corresponding proportionate adjustment in the Option price per share.

    (b) REORGANIZATION IN WHICH THE CORPORATION IS THE SURVIVING
CORPORATION. Subject to Subsection (d) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

    (c) REORGANIZATION IN WHICH THE CORPORATION IS NOT THE SURVIVING CORPORATION OR SALE OF ASSETS OR STOCK. In the event of the commencement of a tender offer (other than by the Corporation) for any shares of the corporation or a sale or transfer, in one or a series of transactions, of assets having a fair market value of 50% or more of the fair market value of all assets of the Corporation, or a merger, consolidation or share exchange pursuant to which shares of the Corporation may be exchanged for or converted into cash, property or securities of another issuer, or the liquidation of the Corporation (an "Extraordinary Event"), then regardless of whether or not any Option granted pursuant to the Plan shall have vested or become fully exercisable, all Options granted pursuant to the Plan shall immediately vest and become fully exercisable for the full number of shares subject to any such Option on and at all times after the "Event Date" of the Extraordinary Event.

        (i) The "Event Date" is the date of the commencement of the tender offer, if the Extraordinary event is a tender offer, and in the case of any other Extraordinary Event, the day preceding the date as of which shareholders of record become entitled to the consideration payable in respect of such Extraordinary Event.

        (ii) In the event of the exercise pursuant to this Section of any Option the Option Price for which shall not have been fixed as of the Event Date, the Option Price in respect of such Option shall be equal to the average fair market value (determined in the manner described in Section 9 above) for the 30 days preceding the announcement or other publication of the Extraordinary Event.

        (iii) In the event that an Optionee fails to exercise his or her Option, in whole or in part, pursuant to this Section upon an Extraordinary Event, the Corporation shall take such action as may be necessary to enable each Optionee to receive upon any subsequent exercise of his or her Option, in whole or in part, in lieu of shares of the Corporation, securities or other assets as were issuable or payable upon such Extraordinary Event in respect of, or in exchange for, such shares.

    (d) ADJUSTMENTS. Adjustments under this Section 17 related to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

    (e) NO LIMITATIONS ON CORPORATION. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, to effect reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or sell or transfer all or any part of its business or assets.

18. DISCLAIMER OF RIGHTS.

    No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

19. NON-EXCLUSIVITY OF THE PLAN.

    Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individual or specifically to a particular individual or individual(s) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20. WITHHOLDING.

    All awards and payments under the Plan which are made to employees of the Corporation are subject to withholding of all applicable taxes and the Corporation shall have the right to withhold from any such award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, an Optionee may elect to have shares of Stock withheld upon the exercise of an Option, or to surrender to the Corporation shares of Stock already owned by the Optionee, to fulfill any tax withholding obligation.

                                   EXHIBIT B
                             FIRST MARINER BANCORP
                          EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF PLAN

    This Employee Stock Purchase Plan (the "Plan") is designed to provide a method for all eligible employees of First Mariner Bancorp (the "Company") and participating subsidiaries may purchase shares of the Company's Common Stock, par value $.05 per share (the "Common Stock") at favorable prices through regular payroll deductions. The Plan is intended to permit eligible employees to acquire or increase their proprietary interest in the growth and success of the Company, and to encourage them to remain in the employ of the Company.

2. ADMINISTRATION

    2.1. The Plan will be administered by the Compensation Committee of the Company, none of whom shall be eligible to participate in the Plan (the "Committee") composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended). No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

    2.2. Subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules regulating to it and to make all other determinations necessary or advisable in administering the Plan. These determinations shall be final and binding upon all persons unless otherwise determined by the Board of Directors.

    2.3. A quorum of the Committee shall consist of a majority of its members. The Committee may act by vote of a majority of its members at a meeting at which a quorum is present; or without a meeting if a written consent setting forth the action taken is signed by all members of the Committee.

3. OPTIONS RESTRICTED TO EMPLOYEES

    The options granted under the Plan shall only be granted to eligible employees of the Company or its participating subsidiaries to purchase shares of the Company's Common Stock.

4. EFFECTIVE DATE OF PLAN

    The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of the Company within twelve months before or after the Plan is adopted by the Board of Directors.

5. NUMBER OF SHARES

    The Board of Directors of the Company has reserved an aggregate of 100,000 shares of the Company's Common Stock for purchase by employees under the Plan, subject to adjustment as provided in Section 20. The Company may use authorized unissued shares to fund the Plan. The Company may also purchase outstanding shares, upon such terms as the Company may approve, for delivery under the Plan.

6. ELIGIBLE EMPLOYEES

    All full-time regular employees of the Company and its participating subsidiaries with 30 days or more of continuous employment with the Company and/or its participating subsidiaries will be eligible to participate in the Plan. The term "full-time regular employee" does not include persons whose customary employment with the Company is less than 20 hours per week. No member of the Board of Directors who is not an employee of the Company or a subsidiary or who is a member of the Committee will be eligible to participate. No employee may be granted an option to purchase shares under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

7. PARTICIPATING SUBSIDIARIES

    The term "participating subsidiary" shall mean any subsidiary of the Company which is designated by a resolution of the Board of Directors of the Company to participate in the Plan.

8. PAYMENT PERIODS

    Each bi-weekly pay period, commencing each Sunday and ending the following Saturday two weeks later is a Payment Period during which payroll deductions will be accumulated under the Plan. The Committee, in its discretion, may establish other Payment Periods for certain designated classes of participating employees.

9. PARTICIPATION

    An eligible employee may enroll as a participant in the Plan at any time by completing and forwarding a payroll deduction authorization form to the Company. The form will state the amount of salary or wages to be deducted regularly from the employee's pay and will authorize the purchase of stock for the employee in accordance with the terms of the Plan. The form will contain an undertaking by the employee to notify the Company in the event that the employee disposes of a share purchased under the Plan within two years after the date of the granting of the option to purchase such shares or one year after the date of purchase. Enrollment will become effective as soon as practicable after the Company's receipt of the authorization form.

10. AMOUNT OF PAYROLL DEDUCTIONS

    The Company will maintain payroll deduction accounts for all participating employees. No interest will be paid on such accounts. An employee may authorize payroll deductions not less than $10 per Payment Period but not more than $150 per Payment Period or a lesser amount if so determined by the Committee during a Payment Period.

11. CHANGE IN PAYROLL DEDUCTIONS

    An employee may at any time (but in no event more than twice during the any calendar year) increase or decrease the employee's payroll deduction by completing and forwarding a new payroll deduction authorization form to the Company in accordance with Section 10. The change may not become effective sooner than the next Payment Period after the Company's receipt of the form.

12. WITHDRAWAL FROM THE PLAN

    An employee may withdraw from the Plan, in whole but not in part, by submitting written notice of withdrawal to the payroll department. As soon as practicable following receipt of such notice, the Company will refund to the employee the entire cash balance accumulated in the employee's account and will issue to the employee a stock certificate representing the number of full shares credited to his account.

13. GRANT OF OPTIONS

    13.1. On the effective date of each offering period, which shall commence on the first day of each month or, as directed by the Committee, on the first day of each quarter of a calendar year, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase such number of full shares of Common Stock as will not exceed the maximum amount allowed under the Plan.

    13.2. No employee shall be granted an option which permits his right to purchase Common Stock under this Plan, and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

14. EXERCISE OF OPTION AND PURCHASE PRICE

    14.1. Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised an option to purchase from the Company the number of full shares of Common Stock as such employee's accumulated payroll deductions during such Payment Period will pay for at the option price provided for in this Section 14. Subsequent shares covered by the employee's option will be purchased in the same manner, whenever sufficient funds to purchase one or more full shares have again accumulated in the employee's account.

    14.2. The option price for each share purchased under this Plan will not be less than 90% of the fair market value of the Common Stock on the last business day of each Payment Period. In the event that the Common Stock is listed on an established national or regional stock exchange, is quoted on a quotation system of the Nasdaq Stock Market, Inc., or is publicly traded in an established securities market, in determining the fair market value of the Common Stock, the Committee shall use the closing price of the Common Stock on such exchange or system or in such market (the highest such closing price if there is more than one such exchange or market) on the date the option is granted or, if such date was not a trading date, on the trading date immediately preceding the date the option is granted (or, if there is no such closing price, then the Committee shall use the mean between the highest bid and the lowest asked prices or between the high and low prices on such date). If there is no established market for the Common Stock, then the fair market value shall be established by the Committee in good faith.

15. PARTICIPANTS' ACCOUNTS

    15.1. At the time of purchase, each participating employee will immediately acquire full beneficial ownership of all shares purchased for his account. All shares will be registered in the name of a nominee for the account of the employee until delivery is requested. Stock certificates will be issued to participating employees only upon their request or at the time of termination of the Plan or an employee's withdrawal from the Plan. Stock certificates will be issued only in the name of the employee as it appears on the employee's payroll deduction authorization form, or in the employee's name jointly with a member of the employee's family, with right of survivorship. A participating employee who requests a stock certificate prior to termination of the Plan or his withdrawal from the Plan may not receive such stock certificate until such time as his account is credited with at least 50 full shares, and may not in any event receive more than one full stock certificate in any calendar quarter.

    15.2. Each participating employee will receive a semi-annual statement from the Company as soon as practicable following the end of each period of six calendar months. The statement will reflect the total amount of deductions for the employee's account during such six month period, the purchase prices, and the amount of cash held at the end of the period.

    15.3. The Company will deliver to each participating employee as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements and other materials distributed by the Company to its stockholders. There will be no charge to participants for the Company's retention or delivery of stock certificates, or in connection with notices, proxies or other such material.

16. RIGHTS AS A STOCKHOLDER

    None of the rights or privileges of a stockholder of the Company shall exist with respect to shares purchased under this Plan unless and until a stock certificate representing such shares shall have been issued to the nominee for each participating employee or directly to the employee. In the case of shares held in the name of the nominee holder, such rights and privileges shall only inure indirectly to the employee as a beneficial owner, and the Company shall be entitled to treat the nominee as the record owner of such shares.

17. RIGHTS NOT TRANSFERABLE

    Rights under this Plan are not transferable by a participating employee and are exercisable during the employee's lifetime only by the employee.

18. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT

    An employee's participation in the Plan shall terminate immediately upon such employee's retirement, death, or termination of employment. No payroll deduction shall be taken from any pay due and owing to an employee at such time, and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, to the employee's estate or (with respect to an employee who opened a joint account with right of survivorship) to the employee's survivor. Whether authorized leave of absence for military or governmental service shall constitute termination of employment for the purpose of the Plan, shall, unless otherwise required by law, be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

19. APPLICATION OF FUNDS

    All funds received or held by the Company under this Plan may be used for any corporate purpose.

20. ADJUSTMENTS IN CASE OF CHANGES AFFECTING COMMON STOCK

    If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Plan and option prices shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate purchase price. The determination of the Committee as to the terms of any such adjustment shall be conclusive. In the event of a dissolution or liquidation of the Company or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, any outstanding options hereunder shall terminate and the amount in each participating employee's account shall be refunded. The existence of the plan or options hereunder shall not in any way prevent any transaction described herein and no holder of any option shall have the right to prevent such transaction.

21. AMENDMENT OF THE PLAN

    The Board of Directors may at any time, or from time to time, amend this Plan in any respect; provided, however, that without the prior approval of the holders of a majority of the shares of Common Stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing or decreasing the number of shares approved for this Plan (other than as provided in Section 20), (ii) materially modifying the eligibility requirements for participation in the Plan, (iii) materially increasing the benefits accruing to participants under the Plan, or (iv) amending the Plan in any manner which will cause options issued under it to fail to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code.

22. TERMINATION OF THE PLAN

    This Plan and all rights of employees hereunder shall terminate:

        (a) on the day that accumulated payroll deductions of participating employees are sufficient to purchase a number of shares equal to or greater than the number of shares remaining available for purchase; or

        (b) at any time, at the discretion of the Board of Directors; or

        (c) on July 1, 2003.

    If at any time shares remain available for purchase, but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be allocated by the Committee among participating employees in such manner as it deems equitable. Upon termination of this Plan all amounts in the accounts of participating employees not applied to the purchase of shares hereunder shall be promptly refunded.

23. PAYMENT OF EXPENSES RELATED TO THE PLAN

    The Company will bear all costs of administering and carrying out the Plan.

24. GOVERNMENTAL REGULATIONS

    The Company's obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

25. QUALIFIED PLAN

    This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code.

26. NO EMPLOYMENT RIGHTS

    The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employment to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

27. GOVERNING LAW

    The law of the State of Maryland will govern all matters relating to the Plan, except to the extent it is superseded by the laws of the United States.

                                   APPENDIX I
                      SOLICITED BY THE BOARD OF DIRECTORS
                             FIRST MARINER BANCORP
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 1998

    The undersigned stockholder of First Mariner Bancorp (the "Company") hereby appoints Kevin M. Healey and Eugene A. Friedman and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 12, 1998 and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for Director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposals 1, 2, 3 and 4. the undersigned acknowledges receipt of the Company's 1997 Annual Report and the Notice of the Annual Meeting of the Company.

/X/        PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE.             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 - 4.

                                                             WITHHOLD
                                                            AUTHORITY
                                       FOR ALL               TO VOTE
                                   NOMINEES LISTED       FOR ALL NOMINEES
                                       AT RIGHT          LISTED AT RIGHT          NOMINEES:

1.         Election of Class II                                                 Rose M. Cernak
           Directors for a                                                    Christopher D'Anna
           Three-Year Term               / /                   / /            George H. Mantakos

                                                             FOR         AGAINST       ABSTAIN

   2.      Ratification of Appointment of KPMG Peat          / /           / /           / /
           Marwick, Certified Public Accountant, as
           independent auditors of the Company for the
           fiscal year ending December 31, 1998.

   3.      Approval of the Company's 1998 Stock Option
           Plan.                                             / /           / /           / /

   4.      Approval of the Company's Employee Stock
           Purchase Plan.                                    / /           / /           / /

MARK HERE   MARK
FOR         HERE FOR
ADDRESS     COMMENTS
CHANGE
AND NOTE
BELOW    / /           / /

PLEASE MARK, SIGN, DATE AND RETURN CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature ________________________________________________ Date _________ , 1998
Signature ________________________________________________ Date _________ , 1998

NOTE: Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian, or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

April 10, 1998

Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

                RE:  First Mariner Bancorp
                    Definitive Proxy Statement

Ladies and Gentleman:

    We are transmitting for filing the definitive proxy statement of First Mariner Bancorp. The proxy statement includes proposals relating, among other things, to the approval of a stock option plan for employees and the approval of an employee stock purchase plan. We advise you supplementally that it is the intention of the registrant to file a registration statement on Form S-8 to register the shares subject to such plans, as soon as is practicable after stockholder approval is obtained.

Sincerely,

Joseph A. Cicero
President